Exhibit 10.14

EXECUTION COPY

WALLACE NOTE AGREEMENT

This WALLACE NOTE AGREEMENT (this “Agreement”) is made as of May 14, 2004, by and between DONALD W. WALLACE (“Wallace”) and LAZY DAYS’ R.V. CENTER, INC., a Florida corporation (“Lazy Days”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined below).

WHEREAS, Lazy Days, LD Holdings, Inc., a Delaware corporation and the parent company of Lazy Days (“LDH”), RV Acquisition Inc., a Delaware corporation (“Holdings”), Wallace, and the other stockholders of LDH are parties to that certain Stock Purchase Agreement dated as of April 27, 2004 (the “Stock Purchase Agreement”), pursuant to which Holdings has agreed to purchase substantially all of the capital stock of LDH (other than the Note Shares (as hereinafter defined) transferred hereunder, the Sellers Contributed Shares and the Wallace Contributed Shares) (the “Acquisition”);

WHEREAS, concurrently with the Acquisition, Lazy Days is issuing its 11 3/4% senior notes due in 2012 in the aggregate principal amount of $152,000,000 pursuant to an indenture between Lazy Days and The Bank of New York, as trustee (the “Notes”);

WHEREAS, pursuant to the terms and conditions of this Agreement, Wallace desires to transfer certain of his shares of LDH to Lazy Days, in exchange for Notes in the aggregate principal amount of $7,090,000; and

WHEREAS, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are conditions precedent to the purchase by Holdings pursuant to the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows.

1.                                      Exchange.

(a)                                  Wallace agrees to transfer and deliver to Lazy Days certificates representing 57,556.8599 shares of Class A Common Stock of LDH with a value of $7,000,311.15 in accordance with the Agreement Among Sellers (the “Note Shares”), endorsed in blank or accompanied by duly executed assignment documents, and in exchange therefore, Lazy Days agrees to cause to be issued on its behalf to Wallace, Notes in the aggregate principal amount of $7,090,000 (the “Wallace Notes”).

(b)                                 The transaction set forth in subsection (a) of this Section 1 shall occur immediately prior to the Closing under the Stock Purchase Agreement and simultaneously with the issuance of the other Notes.

(c)                                  The parties hereto acknowledge and agree that Wallace shall not have the right to exchange the Wallace Notes for registered, publicly tradeable notes or any other notes, bonds or other evidences of indebtedness that are readily tradeable on an established securities market for a period of thirteen (13) months after the date on which the Wallace Notes are issued to Wallace.

2.                                      Representations and Warranties.

(a)                                  Representations and Warranties of Lazy Days.  Lazy Days represents and warrants to Wallace that its statements contained in this Section 2(a) are true and correct as of the date of this Agreement.

(i)                                     Organization of Lazy Days.  Lazy Days is duly organized, validly existing, and in good standing under the laws of the State of Florida.

(ii)                                  Authorization of Transaction and Notes.  Lazy Days has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Lazy Days has authorized the issuance of the Wallace Notes to Wallace pursuant to Section 1.  This Agreement constitutes a valid and binding obligation of Lazy Days, enforceable in accordance with its terms and conditions.  Lazy Days, to the best of its knowledge, need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for certain filings related to the issuance of the Notes pursuant to Section 1 necessary to comply with the Act (as defined below) and applicable state securities laws.

(iii)                               Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Lazy Days is subject or any provision of its charter or bylaws.

(b)                                 Representations and Warranties of Wallace.  Wallace represents and warrants to Lazy Days that the statements contained in this Section 2(b) are true and correct as of the date of this Agreement.

(i)                                     Authorization of Transaction.  This Agreement constitutes the valid and legally binding obligation of Wallace, enforceable in accordance with its terms and conditions. Wallace, to his best knowledge, need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(ii)                                  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Wallace is subject.

(iii)                               Brokers’ Fees.  Wallace has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Lazy Days could become liable or obligated.

(iv)                              Investment.  Wallace is acquiring the Wallace Notes for his own account and is not acquiring the Wallace Notes with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 as amended (the “Act”).  Wallace is an “accredited investor” as defined under rule 501 promulgated under the Act.

(v)                                 Sophistication of Wallace.  Wallace is sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Wallace Notes, and has determined that such investment in the Wallace Notes is suitable for him, based upon his financial situation and needs, as well as his other securities holdings.

(vi)                              Economic Risk.  Wallace is able to bear the economic risk of his investment in the Wallace Notes for an indefinite period of time and Wallace understands that the Wallace Notes have not been registered under the Act, and cannot be sold unless subsequently registered under the Act or unless an exemption from such registration is available.

(vii)                           Information.  Wallace has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Wallace Notes and has had full access to such other information concerning Lazy Days as Wallace has requested.  Wallace has reviewed, or has had an opportunity to review, the Certificate of Incorporation of Lazy Days.

3.                                      Post-Closing Covenants.  Each party to this Agreement will take such further action (including the execution and delivery of such further instruments and documents) as is reasonably necessary to carry out the purpose of this Agreement as any other party hereto may reasonably request, all at the sole cost and expense of such requesting party.

4.                                      Miscellaneous.

(a)                                  Press Releases and Public Announcements.  No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Lazy Days and BRS; provided, that any party hereto may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing party will use its reasonable best efforts to advise the other parties hereto prior to making the disclosure).

(b)                                 Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Lazy Days, Wallace and BRS.

(c)                                  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)                                 Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)                                  Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f)                                    Amendments and Waivers.  This Agreement may be amended, or any provision of this Agreement may be waived upon a written approval, executed by the parties hereto.  No course of dealing between or among the parties hereto shall be deemed effective to modify, amend, or discharge any part of this Agreement or any rights or obligations of any such party or such holder under or by reason of this Agreement.

(g)                                 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(h)                                 Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(i)                                     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTON OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS HEREUNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE TERMS AND PROVISIONS OF THIS SECTION 4.1(i) CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

(j)                                     SUBMISSION TO JURISDICTION.  EACH OF THE PARTIES SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.

EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 13 OF THE STOCK PURCHASE AGREEMENT. NOTHING IN THIS SECTION 4.1(j), HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LAZY DAYS’ R.V. CENTER, INC.
a Florida corporation

By:	/s/ Charles Thibault
Name: Charles Thibault
Title: Chief Financial Officer

/s/ Donald W. Wallace
Donald W. Wallace